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                  EXHIBIT 23.1--INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-25989 and 333-21395 on Form S-8 of Touchstone Software Corporation of our report dated March 9, 1999, appearing in this Annual Report on Form 10-KSB of Touchstone Software Corporation for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
Costa Mesa, California
April 14, 1999